Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333- 249568) pertaining to the Aligos Therapeutics, Inc. 2018 Equity Incentive Plan, 2020 Incentive Award Plan and 2020 Employee Stock Purchase Plan,

(2) Registration Statement (Form S-8 No. 333- 254628) pertaining to the Aligos Therapeutics, Inc. 2020 Incentive Award Plan and 2020 Employee Stock Purchase Plan,

(3) Registration Statement (Form S-3 No. 333- 260774) of Aligos Therapeutics, Inc.,

(4) Registration Statement (Form S-8 No. 333- 263447) pertaining to the Aligos Therapeutics, Inc. 2020 Incentive Award Plan and 2020 Employee Stock Purchase Plan,

(5) Registration Statement (Form S-8 No. 333-270417) pertaining to the Aligos Therapeutics, Inc. 2020 Incentive Award Plan and 2020 Employee Stock Purchase Plan,

(6) Registration Statement (Form S-3 No. 333-275636) of Aligos Therapeutics, Inc.;

of our report dated March 12, 2024, with respect to the consolidated financial statements of Aligos Therapeutics, Inc. included in this Annual Report (Form 10-K) of Aligos Therapeutics, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Mateo, California

March 12, 2024